Exhibit 10.3

Summary of Annual Salaries for Executives Pursuant to 2006 Form of Employment Agreement*

On October 30, 2006, The Finish Line, Inc., an Indiana corporation (the “Company”), entered into employment agreements (collectively, the “Agreements,” and each individually, an “Agreement”), with the executives listed below (collectively, the “Executives,” and each individually, an “Executive”). Pursuant to the terms of their respective Agreement, each Executive will continue to serve in the capacity and will receive the salary set forth opposite such Executive’s name in the following table:

Executive	Title	Annual Salary
Glenn Lyon	President and Chief Merchandise Officer	$450,000
Steve Schneider	Chief Operating Officer	$390,000
Gary Cohen	Executive Vice President, General Counsel and Secretary	$295,000
George Sanders	Executive Vice President, Real Estate and Store Development	$280,000
Mike Marchetti	Executive Vice President, Store Operations	$277,000
Don Courtney	Executive Vice President—IS, Distribution, CIO, Assistant Secretary	$270,000
Kevin Wampler	Executive Vice President, CFO and Assistant Secretary	$245,000

*	Except as specifically set forth herein, the terms of each Employment Agreement are identical, as reflected in the Form of Employment Agreement filed as Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 3, 2006.